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                                                                   EXHIBIT 23.6
                      CONSENT OF ROBERTSON STEPHENS, INC.

We hereby consent to the inclusion of and reference to our opinion dated May 14, 2001 to the Board of Directors of XCare.net, Inc. ("XCare.net") in the Form S-4 Registration Statement (the "Registration Statement"), covering common stock of XCare.net to be issued in connection with the proposed business combination involving XCare.net and Healthcare.com Corporation ("Healthcare.com"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                             ROBERTSON STEPHENS, INC.
                                             June 28, 2001

                                              /s/ ROBERTSON STEPHENS, INC.
                                             -----------------------------
                                             Authorized Signatory